Exhibit 99.2

Concur Exceeds Guidance With Record Third Quarter Revenue And Earnings,

Raises Fiscal 2008 Guidance For Revenue, Earnings And Cash Flow

Company enters into exclusive alliance with American Express to offer T&E expense management services to corporate clients

REDMOND, Wash., July 30, 2008 – Concur (NASDAQ: CNQR), the world’s leading provider of on-demand Employee Spend Management services today reported financial results for its third quarter ended June 30, 2008.

Concur reported total revenue for the third quarter of fiscal 2008 of $54.9 million, driven by subscription revenue which was up 76% from the year-ago quarter. Total revenue for the quarter was up 65% from the year-ago quarter and up 2% from the prior quarter. Fiscal 2008 third quarter net income was $4.5 million, or $0.09 per share, and exceeded company expectations. This compares to net income of $1.8 million, or $0.04 per share, in the year-ago quarter.

“Revenue, earnings and cash flow for the third quarter of fiscal 2008 all exceeded our guidance,” said Steve Singh, chairman and CEO of Concur. “Based on the strength of third quarter results, prior quarter new customer additions, and exceptional execution across the business, we are once again raising our revenue, earnings and cash flow guidance for fiscal 2008. Looking ahead to the fourth quarter of fiscal 2008, we see a strong demand environment for our services, as businesses continue to focus on reducing operating costs.”

Singh continued, “We continue to execute on transformational events that are reshaping our market and our business. Yesterday, we announced a strategic partnership with American Express that will significantly expand our distribution capacity and market reach. For the remainder of the fiscal year, as we look ahead to 2009 and 2010, we will capitalize on the strong operating leverage of the business in order to aggressively increase our investments to expand distribution, drive innovation and continue to raise the bar for operational and service excellence.”

Financial Highlights

•	Total revenue was $54.9 million for the third quarter of fiscal 2008, up 65% compared to the year-ago quarter and up 2% sequentially.

•	Net income was $4.5 million, or $0.09 per share, for the third quarter of fiscal 2008, compared to $1.8 million, or $0.04 per share, for the year-ago quarter.

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Non-GAAP pretax income was $11.3 million, or $0.24 per share, for the third quarter of fiscal 2008, compared to $6.0 million, or $0.15 per share, for the year-ago quarter. Please refer to “About Concur’s Non-GAAP Financial Measures” below.

•	Non-GAAP operating margin was 21% for the third quarter of fiscal 2008, up from 19% for the year-ago quarter, and up from 19% sequentially.

•	Cash flows from operations were $19.4 million for the third quarter of fiscal 2008, up 119% from the year-ago quarter.

•	Concur repurchased 367,100 shares of its outstanding common stock at an average price of $35.07 under its share repurchase program.

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American Express purchased 6.4 million shares of newly issued common stock, representing 13% post issuance of the currently outstanding common equity voting interest in Concur, at a price per share of $39.27, for $251 million in cash. American Express also received a warrant in connection with its stock purchase, under which American Express has the right to purchase an additional 1.28 million shares of Concur common stock at any time during the next two years, at $39.27 per share.

Recent Business Highlights

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Concur announced it has entered into a strategic alliance with American Express that expands Concur’s market presence and broadens its distribution capacity. Through this marketing partnership, American Express will exclusively promote Concur Expense to its corporate clients and prospects, globally.

•	Concur announced the appointment of Ed Gilligan to its board of directors.

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Concur unveiled the next generation of corporate travel spend analytics capabilities – an industry first – that enables clients to automatically reconcile travel bookings to actual spend at the line-item level – all from one seamless service accessing one comprehensive source of data.

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Concur announced the addition of several industry-leading suppliers – including Avis/Budget, Sixt, SNCF, SWABIZ, Volaris, Interjet – to the growing list of direct connect and e-receipt vendors participating in Concur® Connect – the global program that connects suppliers from around the world to over $35 billion of spend driven by Concur’s over 7,000 clients.

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Concur announced a variety of smart and sensible options to help clients understand and manage the impact of carbon emissions generated by their business travelers. These recent service enhancements reflect the tenets of the company’s Concur Cares program – a broad-based strategy of corporate citizenship that supports conservation and encourages sustainable business practices – both within the company’s products and its own business operations.

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Concur announced the availability of seamless connectivity with RideCharge – a ground breaking service that lets business travelers electronically book, pay and get reimbursed for metropolitan taxi, sedan and shuttle transportation automatically through Concur® Travel & Expense.

•	Concur hosted over 200 Concur clients, partners and product experts at its largest ever European User Conference in London.

•	Concur was named for the third straight year to the Fortune Small Business 100, a list of America’s 100 fastest growing small public firms, compiled by Fortune Magazine.

•	Concur was named for the second straight year as one of Washington’s 100 Best Places to Work by Washington CEO Magazine.

•	Concur president and COO Rajeev Singh was named to the Business Travel World Top 50, a list recognizing the most influential people in the European business travel industry.

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Notable clients, including Accera, Inc., Carmel Partners, Inc., The Denver Center for the Performing Arts, FT Services Ltd, Getty Images, Sharp Electronics Corporation, U.S. Foodservice, Inc., Veraz Networks, Westfield America, Inc., Zogenix, Inc. signed new contracts for Concur services during the quarter.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to GAAP equivalents.

•	Concur expects total revenue to be $56.0 million for the fourth quarter of fiscal 2008, and to be $214.0 million for fiscal 2008.

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Concur expects earnings per share for the fourth quarter of fiscal 2008 to be $0.08 assuming an estimated effective tax rate of 38.5% for the year as a whole and non-GAAP pre-tax earnings per share to be $0.22.

•	Concur expects earnings per share for fiscal 2008 to be $0.32 assuming an estimated effective tax rate of 38.5% for the year as a whole and non-GAAP pre-tax earnings per share to be $0.84.

•	Concur expects the fiscal 2008 non-GAAP operating margin to be approximately 19% for the year as a whole.

•	Concur expects cash flows from operations in fiscal 2008 to be $55.0 million, and capital expenditures of approximately $15.0 million.

About Concur

Concur is the world’s leading provider of on-demand Employee Spend Management services. Concur enables organizations to globally control costs by automating the processes they use to manage employee spending. Concur’s end-to-end solutions seamlessly unite online travel booking with automated expense reporting, streamline meeting management and optimize the process of managing vendor payments, employee check requests and direct reimbursements. Organizations of all sizes trust Concur to help them control spend before it occurs while eliminating paper and optimizing supplier relations. Concur’s unified approach to managing employee spend delivers a 360° view into all employee expenses, helping companies globally enforce policies and monitor vendor compliance, while delivering unprecedented control and valuable insight. Concur’s suite of on-demand services reach millions of employees across thousands of organizations around the world — streamlining business processes, reducing operating costs, improving internal controls and providing enhanced visibility and actionable expense analysis. More information about Concur is available at www.concur.com.

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All company or product names are trademarks and/or registered trademarks of their respective owners.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential difficulties associated with our realization of the benefits related to our business relationship with American Express; potential difficulties integrating the operations of Gelco with our operations; potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability of the hosting infrastructure for our subscription service offerings; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks associated with expansion into new geographic markets; the lengthy sales cycle for our products and services; and uncertain market acceptance of recently-introduced or future products and services.

Please refer to the company’s public filings made with the Securities and Exchange Commission (http://www.sec.gov) for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Torrey, Concur, 425-497-5986, john.torrey@concur.com

Press Contact:

Stefanie Johansen, Weber Shandwick for Concur, 425-452-5468,

sjohansen@webershandwick.com

Concur Technologies, Inc.

Income Statements

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Subscription	$53,240	$30,233	$150,615	$83,627
Consulting and other	1,689	3,037	7,329	9,733

Total revenues	54,929	33,270	157,944	93,360

Expenses:
Cost of operations	17,176	11,037	50,986	32,324
Sales and marketing	15,451	9,380	42,543	24,469
Systems development and programming	5,349	3,766	17,162	11,387
General and administrative	7,937	4,618	23,041	13,315
Amortization of intangible assets	1,542	774	4,655	2,382

Total expenses	47,455	29,575	138,387	83,877

Operating income	7,474	3,695	19,557	9,483

Other income (expense):
Interest income	154	239	584	634
Interest expense	(349)	(386)	(1,202)	(1,099)
Other, net	(111)	(3)	(170)	91

Total other expense, net	(306)	(150)	(788)	(374)

Income before income tax	7,168	3,545	18,769	9,109

Income tax expense	2,712	1,784	7,227	5,010

Net income	$4,456	$1,761	$11,542	$4,099

Net income per share available to common stockholders:
Basic	$0.10	$0.05	$0.27	$0.11
Diluted	0.09	0.04	0.24	0.10

Weighted average shares used in computing net income per share:
Basic	43,136	37,912	43,554	37,159
Diluted	46,969	41,117	47,393	40,618

Concur Technologies, Inc.

Balance Sheets

(in thousands, except per share amounts)

(Unaudited)

	June 30,	September 30,
	2008	2007
Assets

Current assets:
Cash and cash equivalents	$19,906	$168,835
Restricted cash	2,026	—
Accounts receivable, net of allowance of $5,908 and $2,766	38,584	31,460
Prepaid expenses	3,590	1,797
Current portion of deferred income taxes	9,023	2,657
Other current assets	9,817	8,448

Total current assets	82,946	213,197
Property and equipment, net	32,764	24,066
Intangible assets, net	40,650	10,604
Goodwill	177,366	57,128
Deferred income tax assets, net of current portion	35,221	28,264
Deposits and other long-term assets	14,447	12,223

Total assets	$383,394	$345,482

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$3,275	$4,193
Customer funding liabilities	21,948	—
Accrued compensation	11,783	11,492
Acquisition-related liabilities	3,034	700
Other accrued liabilities	6,829	4,655
Current portion of long-term debt	1,653	—
Current portion of deferred rent	403	399
Current portion of deferred revenues	29,455	21,560

Total current liabilities	78,380	42,999
Long-term debt, net of current portion	26,162	5,369
Deferred rent, net of current portion	2,203	2,428
Deferred revenues, net of current portion	11,529	10,326

Total liabilities	118,274	61,122

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, par value $0.001 per share	—	—
Authorized shares: 5,000; No shares issued or outstanding
Common stock, $0.001 par value per share	43	44
Authorized shares: 60,000
Shares issued and outstanding: 42,965 and 43,699
Additional paid-in capital	414,347	445,324
Accumulated deficit	(150,470)	(162,012)
Accumulated other comprehensive income	1,200	1,004

Total stockholders’ equity	265,120	284,360

Total liabilities and stockholders’ equity	$383,394	$345,482

Concur Technologies, Inc

Cash Flow Statements

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2008	2007	2008	2007
Operating activities:
Net income	$4,456	$1,761	$11,542	$4,099
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	1,542	774	4,655	2,382
Depreciation	3,793	2,412	11,191	6,484
Allowance for uncollectible accounts receivable	108	149	1,840	935
Share-based compensation expense	2,603	1,694	5,961	3,991
Deferred income taxes	2,505	1,740	6,639	4,890
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	1,602	(3,683)	966	(3,452)
Prepaid expenses and other assets	(1,153)	(1,619)	(2,655)	(4,047)
Accounts payable	(78)	(582)	(522)	(551)
Accrued liabilities	2,025	4,285	(6,371)	4,884
Deferred revenues	1,967	1,901	7,900	5,526

Net cash provided by operating activities	19,370	8,832	41,146	25,141

Investing activities:
Net (increase) decrease in restricted cash balances	(1,125)	—	638	—
Net increase in customer funding liabilities	3,318	—	827	—
Purchases of property and equipment	(4,057)	(4,133)	(9,731)	(9,673)
Payments for acquisition, net of cash acquired	(1,292)	—	(163,142)	(7,750)

Net cash used in investing activities	(3,156)	(4,133)	(171,408)	(17,423)

Financing activities:
Net proceeds from share-based award activity	2,584	1,901	5,609	7,413
Proceeds from employee stock purchase plan activity	263	197	846	616
Payments on repurchase of common stock	(12,875)	—	(43,763)	(1,853)
Net (repayments) proceeds from borrowings	(4,021)	11,369	19,189	11,369
Repayments on borrowings and capital leases	(416)	(15,620)	(1,247)	(16,832)

Net cash (used in) provided by financing activities	(14,465)	(2,153)	(19,366)	713

Effect of foreign currency exchange rate changes on cash and cash equivalents	687	187	699	420

Net increase (decrease) in cash and cash equivalents	2,436	2,733	(148,929)	8,851
Cash and cash equivalents at beginning of period	17,470	22,452	168,835	16,334

Cash and cash equivalents at end of period	$19,906	$25,185	$19,906	$25,185

Concur Technologies, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share and margin data)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2008	2007	2008	2007
Operating income:
Operating income	$7,474	$3,695	$19,557	$9,483
Income from operations as a % of total revenue (Operating Margin)	14%	11%	12%	10%
Add back:
Share-based compensation expense	2,603	1,694	5,961	3,991
Amortization of intangible assets	1,542	774	4,655	2,382

Non-GAAP operating income	$11,619	$6,163	$30,173	$15,856

Non-GAAP operating income as a % of total revenue (Non-GAAP Operating Margin)	21%	19%	19%	17%

Net income:
Net income	$4,456	$1,761	$11,542	$4,099
Add back:
Share-based compensation expense	2,603	1,694	5,961	3,991
Amortization of intangible assets	1,542	774	4,655	2,382
Income tax expense	2,712	1,784	7,227	5,010

Non-GAAP pre-tax income	$11,313	$6,013	$29,385	$15,482

Diluted income per share:
Diluted income per share	$0.09	$0.04	$0.24	$0.10
Add back:
Share-based compensation expense	0.06	0.04	0.13	0.10
Amortization of intangible assets	0.04	0.02	0.10	0.06
Income tax expense	0.05	0.05	0.15	0.12

Non-GAAP pre-tax diluted income per share	$0.24	$0.15	$0.62	$0.38

Shares used in calculation of diluted non-GAAP income per share:	46,969	41,117	47,393	40,618

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the Securities and Exchange Commission and not to rely on any single financial measure to evaluate our business.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management. Further, Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. In addition, Concur believes that its non-GAAP financial measures also facilitate the comparison of results for current periods and business outlook for future periods with results of past periods, and because its non-GAAP financial measures provide a special focus on the underlying operating performance of the business relative to expectations.

Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income; non-GAAP operating margin; non-GAAP pre-tax income and non-GAAP pre-tax diluted income per share. Concur excludes the following items as noted from these non-GAAP financial measures:

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Share-based compensation. Concur’s non-GAAP financial measures exclude share-based compensation, which consist of expenses for stock options and restricted stock units (“RSU”) that it records under the provisions of Statement of Financial Accounting Standard No. 123(R). Concur excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods.

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Amortization of intangible assets. In accordance with GAAP, operating expenses include amortization of software and other technology assets, other purchased intangible assets such as customer lists and covenants not to compete. Concur excludes these items from its non-GAAP financial measures because they are non-cash expenses that Concur does not consider part of ongoing operating results when assessing the performance of our business, and Concur believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

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Income tax expense. Concur excludes this expense from its non-GAAP financial measures primarily because it is largely a non-cash expense that Concur does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of this expense facilitates the comparison of business outlook for future periods with results for prior periods, which did not include income tax expense.

Except as noted below, Concur believes that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

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Concur’s management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP pre-tax income, and non-GAAP pre-tax diluted income per share in internal reports used by management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP pre-tax diluted income per share as a measure to determine executive cash incentive compensation, along with GAAP measures, such as revenue.

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Because share-based compensation, amortization of intangible assets are non-cash in nature and income tax expense is largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP pre-tax income and non-GAAP pre-tax diluted income per share provide a more focused view of the operations of its business. In particular, share-based compensation expense amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of stock option and RSU grants—which are unpredictable and can vary dramatically from period to period—and external factors such as interest rates and the trading price and volatility of Concur’s common stock. In addition, the income tax expense can vary significantly because losses in its foreign operations are not included in the calculation of the consolidated income tax expense as we have not yet released the reserves against the deferred tax assets for our foreign operations. Excluding these amounts improves comparability of the performance of the business across periods.

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The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

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To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures. Concur notes that the dilutive effect of outstanding options is reflected in fully-diluted shares outstanding used in calculating both GAAP earnings per share and our non-GAAP pre-tax diluted income per share.